Exhibit 99.01

Immersion Corporation Reports Second Quarter 2016 Results
SAN JOSE, Calif., August 4, 2016 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the second quarter ended June 30, 2016.
Total revenues for the second quarter of 2016 were $7.9 million, a decrease of 52% compared to $16.2 million for the second quarter of 2015. Royalty and license revenues of $7.6 million for the second quarter of 2016 were down 52% from the same period last year.
Net loss for the second quarter of 2016 was ($5.6) million, or $(0.20) per basic and diluted share. This compares to net income of $1.6 million, or $0.06 per basic and diluted share, for the second quarter of 2015. Net loss for the second quarter of 2016 includes a tax benefit of $3.3 million that includes certain non-cash tax benefits and expenses associated with our international tax structure.
Non-GAAP net loss for the second quarter of 2016 was $(5.8) million, or $(0.20) per basic and diluted share, compared with non-GAAP net income of $3.1 million, or $0.11 per diluted share, for the second quarter of 2015. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

As of June 30, 2016, Immersion’s cash, cash equivalents and short term investments were $56.3 million, down from $60.8 million as of March 31, 2016.

Management Commentary

“While the linearity of our quarterly results is being impacted by the timing of certain transactions and both the delay in reporting and acknowledgement of the applicability of our intellectual property by certain customers, at this time, we are making no changes to our financial guidance, which calls for 2016 revenues to be in the range of $55 to $65 million generating bottom line results between a net loss of $11 million and net income of $400 thousand, and between a non-GAAP net loss of $8 million and non-GAAP net income of $3 million,” said Vic Viegas, chief executive officer of Immersion. “We continue to see many positive levers for our business, with new products entering the market, new customer wins, validation of our solutions that will broaden our footprint in the advertising ecosystem, and significant proof points indicating the strength of our intellectual property portfolio.”

Recent Business Highlights

•	Immersion launched TouchSense® Premium and TouchSense® Lite, two new products aimed at providing OEMs more options for implementing Immersion's TouchSense® technology in Android mobile devices.

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Immersion signed a new multi-year license agreement with Alps Electric Co. Ltd, a Japanese electronic components manufacturer, for the use of Immersion's intellectual property and know-how in PC touchpads. Under the agreement, Immersion will provide technical expertise and an Immersion API to assist Alps Electric in integrating haptics in its touchpad product module.

•	Immersion, together with CRI Middleware, a leading provider of audio and video solutions for the gaming industry, announced the launch of a new tool for adding tactile effects to Android mobile games.

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Immersion and Samsung entered into an amendment pursuant to which Immersion agreed to permit Samsung to exercise the product lifecycle wind-down rights for products that were licensed under Immersion’s prior agreement with Samsung for $19 million. The parties also agreed to terminate the arbitration proceedings relating to the product life cycle wind-down rights and to release each other for a variety of matters. Immersion also agreed not to bring any judicial, administrative or other action against Samsung relating to the amendment or patent infringement for a period of time. Immersion has already received the $19 million payment and will recognize it as revenue in the third quarter of 2016.

•	Immersion and Lenovo signed a multi-year agreement to enable Lenovo to use Immersion's TouchSense haptic technology for Windows and Android smartphones and tablets.

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Immersion TouchSense® haptic technology was featured at this year's Cannes Lions International Festival of Creativity. The "best of the best" branded communication industry awards event, known for recognizing cutting-edge creative work, partnered with Immersion to showcase the innovative use of the sense of touch.

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Immersion announced TouchSense® Design Cloud, a web environment and the first haptic design toolkit that enables designers and editors to create tactile effects for mobile video easily and efficiently.

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The United States Court of Appeals for the Federal Circuit issued a unanimous ruling reversing a decision by the District Court for the District of Delaware invalidating three of Immersion's patents in a patent infringement lawsuit brought by Immersion against HTC.

Conference Call Information
Immersion will host a conference call with company management on Thursday, August 4, 2016 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the second quarter ended June 30, 2016. To participate on the live call, analysts and investors should dial +1 888-505-4369 (conference ID: 6769314) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.
About Immersion
Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. With more than 2,200 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as non-GAAP net income and non-GAAP net income per diluted share, because it is useful in understanding the company’s performance as it more closely reflects its expected long-term effective tax rates and excludes certain non-cash expenses and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statements regarding the momentum of Immersion’s business, the strength of our intellectual property portfolio and our expectation that revenues for 2016 will be in the range of $55 to $65 million generating bottom line results between a net loss of $11 million and net income of $400 thousand, and between a non-GAAP net loss of $8 million and non-GAAP net income of $3 million.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; ability to track and retain partners, the continued popularity of mobile games, mobile advertisements and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; litigation costs in any current or future litigation; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and foreign currency exchange rates and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2015 and on Immersion’s most recent Quarterly Report on Form 10-Q, which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)
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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$20,334	$25,013
Short-term investments	35,932	39,918
Accounts receivable, net	1,671	1,213
Prepaid expenses and other current assets	2,940	2,790
Total current assets	60,877	68,934
Property and equipment, net	4,241	4,589
Deferred income tax assets	30,754	24,633
Prepaid income taxes	4,997	6,995
Intangibles and other assets, net	289	264
TOTAL ASSETS	$101,158	$105,415
LIABILITIES
Accounts payable	$2,590	$650
Accrued compensation	3,265	4,840
Other current liabilities	3,503	2,999
Deferred revenue	5,689	6,696
Total current liabilities	15,047	15,185
Long-term deferred revenue	1,416	2,516
Other long-term liabilities	882	1,099
TOTAL LIABILITIES	17,345	18,800
STOCKHOLDERS’ EQUITY	83,813	86,615
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$101,158	$105,415

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Royalty and license	$7,615	$15,939	$21,063	$31,951
Development, services, and other	249	284	424	559
Total revenues	7,864	16,223	21,487	32,510
Costs and expenses:
Cost of revenues	59	115	82	230
Sales and marketing	3,397	3,670	7,200	7,880
Research and development	2,966	3,499	7,278	7,226
General and administrative	11,001	6,719	21,091	15,012
Amortization of intangibles	2	3	5	15
Total costs and expenses	17,425	14,006	35,656	30,363
Operating Income (loss)	(9,561)	2,217	(14,169)	2,147
Interest and other income (expense)	33	46	245	21
Income loss from continuing operations before benefit (provision) for income taxes	(9,528)	2,263	(13,924)	2,168
Benefit (provision) for income taxes	3,323	(668)	5,024	(632)
Income (loss) from continuing operations	(6,205)	1,595	(8,900)	1,536
Income from discontinued operations	649	—	649	—
Net Income (loss)	$(5,556)	$1,595	$(8,251)	$1,536
Basic net income (loss) per share
Continuing operations	$(0.22)	$0.06	$(0.31)	$0.05
Discontinued operations	$0.02	$0.00	$0.02	$0.00
Total	$(0.20)	$0.06	$(0.29)	$0.05
Shares used in calculating basic net income (loss) per share	28,834	28,070	28,663	27,944
Diluted net income (loss) per share
Continuing operations	$(0.22)	$0.06	$(0.31)	$0.05
Discontinued operations	$0.02	$0.00	$0.02	$0.00
Total	$(0.20)	$0.06	$(0.29)	$0.05
Shares used in calculating diluted net income (loss) per share	28,834	28,906	28,863	28,779

Immersion Corporation
Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2106	2015
GAAP net income (loss)	$(5,556)	$1,595	$(8,251)	$1,536
Add: Stock-based compensation	1,255	1,229	3,589	2,969
Add: Provision (benefit) for income taxes	(3,323)	668	(5,024)	632
Less: Non-GAAP benefit (provision) for income taxes on continuing operations (at 19%)	1,810	(430)	2,646	(412)
Non-GAAP net income (loss)	$(5,814)	$3,062	$(7,040)	$4,725
Non-GAAP earnings (loss) per share	$(0.20)	$0.11	$(0.25)	$0.16
Shares used in calculating Non-GAAP earnings (loss) per share	28,834	28,906	28,663	28,779

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